FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 28, 2009

CHINA PROSPEROUS CLEAN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144202	27-0141061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4923-Natural Gas Transmission & Distribution	0001402159
(Standard Industrial Classification)	(Central Index Key)

West Side, Public Transportation Gas Filling Center,
Angang Avenue-Middle Part, Yindu District,
Anyang, Henan Province,
Postal code: 455000
The People’s Republic of China
 (Address of principal executive offices, including zip code)

86-372-3166864
 (Registrant’s telephone number, including area code)

Copy of Communication to:
Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Phone: 212-219-7783
Fax: 212-219-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, China Prosperous Clean Energy Corporation, is hereinafter referred as "we", or "Company".

Item 8.01. Other Event

On August 28, 2009, Anyang Prosperous Energy Technology Development Co., Ltd (“Anyang Prosperous”), our wholly owned subsidiary company, formed a new wholly owned subsidiary company Henan Prosperous Clean Energy Co., Ltd (“Henan Prosperous”) in Zhengzhou, Henan Province, China. Henan Prosperous will mainly engage in the businesses of investing and constructing gas filling stations and selling compressed natural gas (‘CNG”), liquefied petroleum gas (‘LPG”), coal-bed methane, dimethyl ether (“DME”) and methane. The registered capital of Henan Prosperous is approximately $ 4,398,820 (30,000,000 RMB Yuan). Mr. Zhiyuan Liu was appointed as the manager and executive director of Henan Prosperous. The establishment of Henan Prosperous enables us to expand our business operations and market shares in Henan Province. Through Henan Prosperous, we will seek joint venture and project cooperation opportunities with other major business and governmental entities in Henan Province, including Henan Province Transportation Authority.

On October 27, 2009, Anyang Prosperous formed a new wholly owned subsidiary company Jiangsu Hengrun Energy Technology Development Co., Ltd. (“Jiangsu Hengrun”) in Nanjing, Jiangsu Province, China. The registered capital of Jiangsu Hengrun is approximately $ 2,392,550 (20,000,000 RMB Yuan). Mr. Baojie Liu was appointed as the executive director of Jiangsu Hengrun and Mr. Xingwan Luan was appointed as the general manager of Jiangsu Hengrun. Jiangsu Hengrun will mainly engage in the research, development, consultation and use of clean energy technologies. The establishment of Jiangsu Hengrun enables us to expand our business operations and market shares in Jiangsu Province.

On December 9, 2009, Anyang Prosperous acquired 12,000,000 shares of common stock of Henan Ancai Energy Holding Co., Ltd. (“Ancai Energy”), representing 15% of the total issued and outstanding common stock of Ancai Energy, for a total price of approximately $ 5,351,906 (36,500,000 RMB Yuan). The acquisition was carried out through a public auction held by Henan Zhenye Auction Company in Anyang, Henan Province, China.

Ancai Energy was originally formed in April 2003, with a total registered capital of $ 11,730, 205(80,000,000 RMB Yuan). Ancai Energy mainly engages in the business of investment in and construction of long-distance natural gas pipe lines, urban pipe line network, liquefied petroleum gas pipe lines and natural gas filing stations, related equipments and parts manufacturing and sales, natural gas storage and transportation safety management, and related technology development and consultation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 01, 2010	China Prosperous Clean Energy Corporation

/s/Wei Wang
Wei Wang
Chief Executive Officer, Chairman of the Board